                                                                     Exhibit 4.6
                              SECURITY AGREEMENT
                              ------------------


     This SECURITY AGREEMENT ("Agreement"), dated as of August 1, 1996, between
                               ---------
ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Company"), and IBJ
                                                           -------
SCHRODER BANK & TRUST COMPANY, as collateral agent ("Collateral Agent") under
                                                     ----------------
the Intercreditor Agreement, as defined below.

     A. The Company, Bank of America National Trust and Savings Association, as agent ("Bank Agent") and certain financial institutions ("Banks") have
           ----------                                        -----
entered into the Credit Agreement, dated as of July 19, 1996, covering loans in the aggregate principal amount of $400,000,000 ("Bank Loans") evidenced by
                                                    ----------
promissory notes if so desired by the Banks (the "Notes, as defined in the Credit Agreement, and as used herein, the "Bank Notes") issued to the Banks (as
                                           ----------
amended or otherwise modified from time to time, the "Credit Agreement").  It is
                                                      ----------------
a condition precedent to the effectiveness of the Credit Agreement that the Company shall have executed and delivered this Agreement.

     B.    United States Trust Company of New York, as trustee ("Indenture
                                                                 ---------
Trustee"), and the Company have entered into the Indenture, dated as of August
- -------
1, 1996 relating to the Company's Senior Secured Notes due 2003 ("Senior Secured
                                                                  --------------
Notes") issued in the aggregate principal amount of $400,000,000 (as amended or
- -----
otherwise modified from time to time, the "Indenture").  It is a condition
                                           ---------
precedent to purchase of the Senior Secured Notes that the Company shall have executed and delivered this Agreement.

     C. The Collateral Agent, Indenture Trustee and Bank Agent have entered into the Intercreditor and Collateral Agency Agreement, dated as of August 1, 1996 (as amended or otherwise modified from time to time, the "Intercreditor
                                                               -------------
Agreement").
- ---------

     NOW, THEREFORE, in consideration of the premises, the Company hereby agrees as follows:

     SECTION 1.  Defined Terms and Related Matters.
                 ---------------------------------

     (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) Unless otherwise defined herein, the terms defined in Article 9 of the Uniform Commercial Code as enacted in the State of New York (the "Code") are
                                                                      ----
used herein as therein defined.

     (c)   Definitions.  The following terms have the respective meanings given:
           -----------

     "Authorized Representative" means the president, chief executive officer,
      -------------------------
chief financial officer or any other executive officer authorized by the board of directors to bind the Company, and who has knowledge of the matters with respect to which such term is used.

     "Credit Documents" has the meaning given in the Deed of Trust.
      ----------------

     "Deed of Trust" means the Deed of Trust, Assignment, Security Agreement and
      -------------
Financing Statement, dated as of the date hereof, from the Company to the Collateral Agent for the benefit of the Banks and the holders of the Senior Secured Notes, as described in the Intercreditor Agreement.

     "Event of Default" has the meaning given in the Deed of Trust.
      ----------------

     "Governmental Authorities" means any national, state or local government
      ------------------------
(whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity.

     "Government Securities" means any securities the transfer or pledge of
      ---------------------
which is governed by 31 C.F.R. (S) 306.118.

     "Indemnity Agreement" means the Payment, Reimbursement and Indemnity
      -------------------
Agreement, dated as of August 1, 1996, between the Company and the Collateral Agent, as amended or modified from time to time.

     "Liens" means any security interest, mortgage, deed of trust, pledge,
      -----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Permit" means any action, approval, consent, waiver, exemption, variance,
      ------
franchise, order, permit, authorization, right or license of or from a Governmental Authority.

     "Proceeds Account" means the account by such name established pursuant to
      ----------------
Section 2(a).

     "Permitted Investments" means:  "Cash Equivalents", as defined in the
      ---------------------
Indenture.

     SECTION 2.  Proceeds Account.
                 ----------------

     (a)   Establishment of Account.  The Collateral Agent hereby establishes at
           ------------------------
its office located at One State Street, New York, New York (or such other office of the Collateral Agent in the State of New York as the Collateral Agent shall from time to time designate in writing to Bank Agent, Indenture Trustee and the Company) a special segregated and irrevocable cash collateral account designated the "Proceeds Account of IBJ Schroder Bank & Trust Company, as first priority lienholder" (the "Proceeds Account"). All moneys, investments and securities at
                  ----------------
any time on deposit in the Proceeds Account shall be held in the custody of the Collateral Agent for the purposes and on the terms set forth in this Agreement. The full title of the Proceeds Account shall appear on all external written communications from the Collateral Agent (other than routine regulatory reports) with respect to the Proceeds Account.

     (b)   Deposits Into Proceeds Account.  There shall be deposited into the
           ------------------------------
Proceeds Account all proceeds of Collateral Asset Sales (as defined in the Indenture), all proceeds of insurance and all condemnation proceeds required pursuant to Section 4.10 of the Indenture to be retained in the Proceeds Account pending repair or replacement, or application to an Excess Proceeds Offer (as defined in the Indenture) and the mandatory prepayment of Bank Loans. The Company shall instruct its casualty insurer to deposit such proceeds as provided herein, and shall provide all necessary endorsements to such effect.

     (c)   Control of Collateral Agent.  The Proceeds Account, all money, cash,
           ---------------------------
cash equivalents, instruments, investments and other securities at any time on deposit in the Proceeds Account, all investment income thereon, and all proceeds of any of the foregoing, shall at all times be subject to the sole control and dominion of the Collateral Agent and shall be held in the custody of the Collateral Agent for the purposes of, and on the terms set forth in, this Agreement. Access to the monies on deposit in the Proceeds Account shall be limited to the Collateral Agent, and the ability of any person other than the Collateral Agent to access funds in the Proceeds Account, whether through the writing of checks on such account, by wire transfer or otherwise, shall be blocked. If there exists an instrument which represents the rights in the Proceeds Account, such as a passbook, the Collateral Agent shall at all times maintain exclusive possession of such instrument. The Company shall not have any rights or powers with respect to any amounts in the Proceeds Account or any part thereof; provided that the foregoing shall not be construed to limit the obligation of the Collateral Agent to apply amounts in the Proceeds Account in accordance with Section 2(e) hereof and the other provisions of this Agreement.

     (d)   Investment.  Any cash held by the Collateral Agent in the Proceeds
           ----------
Account shall be invested by the Collateral Agent from time to time as directed in writing by the Company in Permitted Investments; provided that at all times that an Event of Default has occurred and is continuing, such investments shall be made by the Collateral Agent at the direction of the Directing Creditors (as defined in the Intercreditor Agreement), in Permitted Investments. Any income or gain realized as a result of any such investment shall be held in the Proceeds Account and reinvested as provided herein. Any income tax payable on account of any such income or gain shall be payable by the Company. The Collateral Agent shall have no liability for any loss resulting from any diminution in value of any investment. Any investment may be liquidated and sold by the Collateral Agent at the direction of the Person directing such investment, as set forth in the first sentence of this Section 2(d), and the proceeds of such sale shall be reinvested in Permitted Investments or, during an Event of Default, applied as provided in Section 13.

     (e)   Disbursements.  The Collateral Agent shall disburse funds in the
           -------------
Proceeds Account solely in accordance with the instructions delivered to it in accordance with the terms and conditions of the Intercreditor Agreement. In the event the Company wishes the Collateral Agent to disburse funds from the Proceeds Account to the Company and to which the Company is entitled under the Indenture, the Company shall comply with the applicable provisions of the Indenture; provided that funds in the Proceeds Account are subject to the security interest created by this Agreement, to the exercise of remedies set forth in this

Agreement, the Indenture, the Credit Agreement and the Intercreditor Agreement, and to the collateral-sharing provisions of the Intercreditor Agreement.

     (f)   Perfection of Security Interest in Money and Securities Included in
           -------------------------------------------------------------------
the Collateral.
- --------------

           (i) All money delivered to the Collateral Agent for deposit in the Proceeds Account shall, prior to such deposit, be delivered to and held by the Collateral Agent pursuant hereto.

           (ii) All certificated securities included in the Collateral shall either be: (A) (1) delivered to and held by the Collateral Agent and (2) registered in the name of the Collateral Agent or, if requested by the Collateral Agent, registered to bearer or in the name of the Collateral Agent's nominee, or (B) with the consent of the Collateral Agent, delivered to and held by a clearing corporation or by a custodian or a nominee of either which is subject to the control of such clearing corporation with which the Collateral Agent (or its nominee) maintains an account (each of the foregoing, an "Approved
                                                                        --------
Depository"), in bearer form, indorsed in blank or registered in the name of
- ----------
such Approved Depository, and in each of the foregoing cases in this clause (B), by appropriate book entry credited to an account in the name of the Collateral Agent (or its nominee) and subtracted from the account of the Company maintained with such clearing corporation.

           (iii) All instruments, other than certificated securities, included in the Collateral shall be delivered to and held by the Collateral Agent pursuant hereto and shall be duly indorsed in blank or to the order of the Collateral Agent, its nominee or bearer, as the Collateral Agent may request.

           (iv) All Government Securities included in the Collateral shall be registered in the name of the Collateral Agent on the records of the Federal Reserve Bank of New York. All other uncertificated securities, if any, included in the Collateral shall be registered in the name of the Collateral Agent, its nominee or an Approved Depository on the books of the issuer of such uncertificated securities and, in the case of uncertificated securities registered in the name of an Approved Depository, by appropriate book entry credited to an account in the name of the Collateral Agent (or its nominee) and subtracted from the account of the Company maintained with such Approved Depository, if a clearing corporation, or with the clearing corporation which controls such Approved Depository.

           (v) The Company shall take such actions as may be necessary to cause the security interest of the Collateral Agent in the Proceeds Account and any Permitted Investments contained therein to be and remain a first priority perfected security interest. To the extent as a result of a change of law after the date hereof, the procedures set forth in Sections 2(f)(ii)-(iv) above are no longer effective to cause the Collateral Agent's security interest in the property described in such sections to be perfected, the Company shall be excused from such requirements, provided it complies with the requirements of the first sentence of this Section 2(f)(v).

           (vi) The terms "money", "certificated securities", "clearing corporation", "custodian", "nominee", "account", "bearer form", "instrument" and "uncertificated securities", as used in this Section 2(f), shall have the meaning given in the New York Uniform Commercial Code.

     SECTION 3.  Grant of Security Interest.
                 --------------------------

     (a)   Collateral.  The Company hereby assigns and pledges to the
           ----------
Collateral Agent and hereby grants to the Collateral Agent a security interest in and an assignment of all of the Company's right, title and interest in and to the following property, subject to the exclusions contained in Section 3(b) (the "Collateral"), whether now owned or hereafter acquired or created, and any
      ----------
rights, remedies or claims with respect to any thereof and any proceeds of any thereof:

           (i) All equipment, including without limitation machinery, tools, machine tools, furniture, furnishings and fixtures of every nature, located on or used in connection with, that certain real property more particularly described in Exhibit A-1 and Exhibit A-2 attached hereto and incorporated herein
             -----------     -----------
for all purposes (the "Fab 25 Site") and the improvements located thereon
                       -----------
(including without limitation the "Fab 25" integrated circuit manufacturing
                                   ------
facility and related support facilities (collectively, the "Fab 25
                                                            ------
Facilities")), all accessions, additions and improvements thereto and
- ----------
substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property (any and all of the foregoing being the "Equipment").
                         ---------

           (ii) (A) Purchase orders for Equipment, including all rights thereunder, whether or not such Equipment has yet been delivered; (B) warranty claims for construction of the Fab 25 Facilities or any Equipment therein;
(C) the as-built plans and specifications for the Fab 25 Facilities;
(D) governmental licenses and permits for the construction and operation of the Fab 25 Facilities (but not those for Proprietary Property and Rights, as defined below); (E) operating manuals supplied by sellers of, and maintenance agreements for, the Equipment, building heating and air conditioning equipment, and electrical, plumbing, and mechanical systems for the Fab 25 Facilities; and
(F) any other general intangibles used specifically in the construction, ownership or operation of the Fab 25 Facilities, excluding from the property described in this clause (F) general intangibles associated with the Equipment or manufacturing process, other than licenses and other intellectual property licensed with the Equipment and made available by equipment vendors generally to purchasers of such equipment (any and all of the foregoing being the "General
                                                                      -------
Intangibles").
- -----------

           (iii) (A) contracts and agreements for the sale of the Equipment (without hereby implying consent to the sale of any Equipment); (B) those contracts and agreements listed on Schedule 1 hereof; and (C) ordinary vendor and service contracts relating to the operation of the Fab 25 Facilities, including scavenger, landscaping, extermination and cleaning, but not raw materials (the "Contracts").
                ---------

           (iv) The Proceeds Account, and all money, cash, cash equivalents, instruments, investments and other securities at any time on deposit or required hereby to be deposited in the Proceeds Account.

           (v) All casualty insurance policies maintained or required to be maintained under the Indenture and the Credit Agreement with respect to the foregoing

Collateral, and all condemnation or eminent domain proceeds deriving from the Fab 25 Facilities.

     (b)   Excluded Property.  The Collateral does not include:
           -----------------

           (i) Any agreements, contracts, or intangible personal property assignment of which is prohibited by applicable law or by contract.

           (ii) Any (A) property or rights commonly referred to as "intellectual property" or "proprietary rights" or "confidential information", in each case owned by the Company (including without limitation confidential information, patents, copyrights, trade secrets, trademarks, symbols, mask works, know-how, or any general intangibles constituting any part of the Company's proprietary technology), or any media or part thereof (including without limitation documents, recordings, computer tapes, disks or diskettes, and magnetic or other storage media) which include the foregoing items in this
Section 3(b)(ii) (provided that any practicably severable part of any medium which does not contain any of the items in this Section 3(b)(ii) shall not be excluded from the Collateral); and (B) any of the foregoing intellectual property, proprietary rights or confidential information licensed or obtained by the Company from another party with an agreement or expectation of confidentiality or not generally available to the semiconductor industry. All such excluded property shall be referred to herein collectively as the "Proprietary Property and Rights"; provided that the Proprietary Property and Rights shall not include (I) licenses and other intellectual property licensed with the Equipment and made available by equipment vendors generally to purchasers of such equipment and (II) the plans and specifications for the buildings included in the Fab 25 Facilities.

           (iii) Any agreement or contract to provide Proprietary Property and Rights to the Company. The grant of a security interest in the Contracts shall also not require the Company or any other party to divulge, supply or reveal any Proprietary Property and Rights, and shall not allow any other party to divulge, supply or reveal any Proprietary Property and Rights owned by the Company.

     SECTION 4.  Security for Obligations.  The security interest in the
                 ------------------------
Collateral granted pursuant to Section 3 secures the prompt and complete payment and performance of all present and future obligations of the Company to (a) the Agent (as defined in the Credit Agreement) and the Banks under the Credit Agreement and the Bank Notes, if any, and (b) the holders of the Senior Secured Notes under the Indenture, as each such agreement may be modified, amended, extended or renewed from time to time, or replaced in accordance with the Intercreditor Agreement; and further secures payment of all obligations of the Company to the Collateral Agent, the Indenture Trustee, the Bank Agent, the Banks and the holders of the Senior Secured Notes under the Deed of Trust, this Agreement, the Indemnity Agreement and all other documents and instruments securing or otherwise related to the Credit Agreement and the Senior Secured Notes (all such obligations, whether for principal, interest, fees, expenses or otherwise, being hereinafter collectively referred to as the "Obligations").
                                                              -----------

     SECTION 5.  Company Remains Liable.  Anything herein to the contrary
                 ----------------------
notwithstanding, (a) the Company shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) neither the Collateral Agent, Bank Agent, Indenture Trustee, nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, unless and to the extent that any such Person succeeds to the Company's interests under such contract or agreement pursuant to the exercise of such Person's rights or remedies after default, nor shall the Collateral Agent, Bank Agent, Indenture Trustee, nor any Bank be obligated to perform any of the obligations or duties of the Company thereunder, unless and to the extent that any such Person succeeds to the Company's interests under such contract or agreement pursuant to the exercise of such Person's rights or remedies after default, nor shall any such Person be obligated to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 6.  Representations and Warranties.  The Company hereby represents
                 ------------------------------
and warrants as follows:

     (a) The chief executive office of the Company is located at its address shown on Schedule 2; the Company also has a place of business at the Fab 25 Site.

     (b)   The Company's Federal Taxpayer ID Number is 94-1692300.

     (c)   All Contracts are located at the Company's offices set forth on
Schedule 2. There are no contracts of the Company included in the Collateral other than those set forth on Schedule 1, which are (i) on terms materially more favorable to the Company than would be obtainable by a third-party owner of Fab 25, except as a function of volume purchase arrangements involving purchases for other Company facilities, or (ii) of a nature such that if such contracts were terminated Fab 25 could not be operated without either (A) entering into a contract which is not available to the semiconductor industry within sixty days or (B) paying an above-market price for property.

     (d) There are no utilities, easements or real or personal property (including warehouse or office space) necessary to own and operate Fab 25 as contemplated by the Company, other than those contained in the Reciprocal Easement Agreement, dated as of August 1, 1996, between the Company and AMD Texas Properties, LLC, and those in which the Company has granted the Collateral Agent a lien pursuant to the Deed of Trust and this Agreement or which are generally available on a ministerial basis from public utilities and which are available at the Fab 25 Site, or, in the case of warehouse space, from the commercial property leasing market.

     (e) All of the Equipment is located at the Fab 25 Site and at places specified in Schedule 2, and will remain at those locations except as disposed of or replaced in compliance with the Indenture and the Credit Agreement. Replacement Equipment shall be located at the Fab 25 Site and at places specified in Schedule 2 unless and until it is itself replaced in compliance with the Indenture and the Credit Agreement.

     (f) The Company owns the Collateral (without regard to the limitation in Section 3(a) that the Collateral includes only "the Company's right, title and interest" in the property described therein), free and clear of any Liens, except for the Liens permitted by the Deed of Trust or both the Indenture and the Credit Agreement. Except with respect to Liens permitted by the Indenture and the Credit Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is or will be on file in any recording office, except as may be filed in favor of the Collateral Agent; provided that it is acknowledged that
(i) certain gas manufacturing and storage equipment on the Fab 25 Site is owned by Air Products and Chemicals, Inc. and (ii) the Company does not own a certain amount of equipment leased to the Company and used on the Fab 25 Site, not in excess in value of the Capital Lease Obligations (as defined in the Indenture) limitation set forth in Sections 4.09(ii) and 4.09(iv) of the Indenture.

     (g) Other than the filings and other actions necessary to perfect the security interests created by this Agreement, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the due execution, delivery and performance of this Agreement by the Company, and the other documents and instruments executed in connection herewith; (ii) for the grant by the Company of the security interests granted hereby; (iii) for the perfection of the security interests granted hereby; or
(iv) for the exercise by the Collateral Agent of its rights and remedies hereunder.

     (h) The Company has obtained the consent of all Persons necessary for the grant of the security interest contained herein and consummation of the transactions contemplated hereby.

     (i) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate the Company's certificate of incorporation or bylaws, (ii) violate any order, judgment or decree of any Governmental Authorities binding on the Company or any property or assets of the Company (iii) violate or conflict with any law, rule, regulation, or Permit applicable to the Company or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Company is a party or pursuant to which any of its properties or assets are bound, or (v) result in or require the creation or imposition of any Lien upon any material properties or assets of the Company (other than the creation of the Liens granted hereunder).

     (j) This Agreement is, and all other documents and instruments executed in connection herewith, when delivered will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be (i) limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors, and
(ii) subject to the general effect of general principles of equity.

     (k) Upon the filing of financing statements covering the Collateral, the Collateral Agent will have a valid first priority security interest in the Collateral (subject only to Permitted Liens), securing the payment of the Obligations; the Collateral is not subject to any Liens other than the Liens of this Agreement and of the Deed of Trust.

     SECTION 7.  Covenants.  The Company hereby covenants as follows:
                 ---------

     (a) The Company shall keep the Equipment at the Fab 25 Site, subject to removal of Equipment for disposition or replacement in conformity with the Indenture and Credit Agreement.

     (b) The Company shall cause the Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, and make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end. Equipment may be disposed of or replaced as provided in the Indenture.

     (c) The Company shall, at its own expense, do, make, procure, execute, deliver, file and record all acts, things, writings and assurances as the Collateral Agent may at any time require to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement. The Company shall furnish, promptly upon written request, such information as the Collateral Agent may request relating to the Collateral.

     (d) The Company shall cause to continue to be true at all times during the term of this Agreement the representations and warranties contained in Sections 6(d), 6(f) and 6(h), including exercising reasonable efforts to ensure that the grant of the security interest in this Agreement with respect to after-acquired intangible personal property is not prohibited by any contract of the Company.

     (e) The Company shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of
Section 9-402 of the Uniform Commercial Code in effect in any applicable jurisdiction (or any other then applicable provision of the Uniform Commercial Code or any other provision of law in effect in any applicable jurisdiction) unless the Company shall have given the Collateral Agent at least thirty days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary, or reasonably requested by the Collateral Agent, to amend such financing statement or continuation statement so that it is not seriously misleading.

     (f) Except as permitted by the Credit Agreement and the Indenture, the Company shall not sell, assign or otherwise dispose of any of the Collateral, or create or suffer to exist any Lien upon or with respect to any of the Collateral. In the event that Collateral is sold or otherwise disposed of in compliance with the terms of Credit Agreement and the Indenture, the Collateral Agent shall promptly release the Lien of this Agreement with respect to such Collateral.

     SECTION 8.  Further Assurances.
                 ------------------

     (a) The Company agrees to execute one or more financing statements to perfect the security interests granted hereby and authorizes the Collateral Agent to file such financing statements in such offices as are appropriate under applicable law.

     (b) The Company authorizes the Collateral Agent to deliver notices and file financing statements (including without limitation, Form UCC-1 or Form UCC-3, as the case may be) and such other security documents to be executed by the Company in such offices and locations as are necessary in the opinion of the Collateral Agent to perfect the security interests granted herein. The Company further agrees that from time to time and at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any security interests renewed and extended or granted or purported to be granted hereby (including in the Permitted Investments) or to enable the Collateral Agent to exercise and enforce the Collateral Agent's rights and remedies hereunder with respect to any of the Collateral.

     (c) The Company authorizes the Collateral Agent to file a carbon, photographic or other reproduction of this Agreement as a financing statement or to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company where permitted by law.

     (d) The Company will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     SECTION 9.  Right of Inspection.  The Collateral Agent, Bank Agent and
                 -------------------
Indenture Trustee shall on reasonable advance notice have access during normal business hours to records of the Company pertaining to the Collateral, and the Collateral Agent, Bank Agent and Indenture Trustee or their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Collateral Agent, Bank Agent or Indenture Trustee, as the case may be, at the Company's cost and expense, such clerical assistance as may be reasonably requested with regard thereto. The Collateral Agent, Bank Agent and Indenture Trustee and their respective representatives shall have the right, upon reasonable advance notice to the Company and during normal business hours, to enter into and upon any premises where any of the Collateral is located for the purposes of inspecting the same, observing its use or otherwise protecting its interests therein; provided, however, that as to Collateral located in the cleanroom at the Fab 25 Facilities at the Fab 25 Site, such entry shall occur at such time and under such conditions as set forth in the Deed of Trust dated as of August 1, 1996 by the Company for the benefit of the Collateral Agent.

     SECTION 10. Collateral Agent Appointed Attorney-in-Fact.  The Company
                 -------------------------------------------
hereby irrevocably appoints the Collateral Agent the Company's attorney-in-fact, effective upon and during the continuance of an Event of Default, with full authority in the place and stead of the Company and in the name of the Company, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for amounts due and to become due under or in respect of any of the Collateral,

     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above, and

     (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent, including, without limitation, the collection of royalties or other compensation due under any license or agreement, with respect to any of the Collateral.

     SECTION 11. Collateral Agent May Perform.  If the Company fails to perform
                 ----------------------------
any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company as set forth in Section 14.

     SECTION 12. Collateral Agent's Duties.  The powers conferred on the
                 -------------------------
Collateral Agent, Bank Agent and Indenture Trustee hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon the Collateral Agent, Bank Agent or Indenture Trustee to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for amounts actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 13. Remedies.  If any Event of Default shall have occurred and be
                 --------
continuing:

     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and in addition thereto and cumulative thereof, the following rights: the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral, and for that purpose, the Collateral Agent may enter upon any premises on which the Collateral may be situated and remove the same therefrom and/or may render the Collateral inoperable; the Collateral Agent may require the Company to, and the Company hereby agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or part of the Collateral and all documents relating to the Collateral as directed by the Collateral Agent and make the Collateral available to the Collateral Agent at the Fab 25 Site; without notice except as specified below, sell the Collateral in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Collateral Agent against, the Obligations in any order that the Collateral Agent may select, subject, as among the holders of the Senior Secured Notes and the Banks, to the terms of the Intercreditor Agreement. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Collateral Agent and remaining after payment in full of all of the Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus; provided that the Collateral Agent shall have no obligation to the Company to invest or otherwise pay interest on any amounts held by it pursuant to this Section 13.

     (c) All rights and remedies of the Collateral Agent, Bank Agent and Indenture Trustee expressed herein are in addition to all other rights and remedies possessed by the Collateral Agent, Bank Agent and Indenture Trustee in the Credit Agreement, the Bank Notes, the Indenture, the Senior Secured Notes the other Credit Documents and any other agreement or instrument relating to the Obligations.

     SECTION 14. Indemnity, Expenses and Interest.
                 --------------------------------

     (a) To the fullest extent permitted by applicable law, the Company agrees to indemnify the Collateral Agent and its directors, officers, partners, employees, and agents (collectively the "Indemnified Parties," each an "Indemnified Party") from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Indemnified Party, IT BEING THE INTENTION OF THE COMPANY TO INDEMNIFY EACH INDEMNIFIED PARTY FOR THE CONSEQUENCES OF HIS, HER OR ITS OWN NEGLIGENCE.

     (b) The Company agrees upon demand to pay to the Indemnified Parties or any one or more appropriate Indemnified Party the amount of any and all reasonable expenses, including the reasonable fees and out-of-pocket expenses of counsel and of any experts and agents, which the Indemnified Parties or any one or more Indemnified Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of the Indemnified Parties hereunder; or (iii) the failure by the Company to perform or observe any of the provisions hereof.

     (c) The Company agrees to pay interest on any expenses or other sums due to the Collateral Agent, the Indemnified Parties and/or any Indemnified Party hereunder that are not paid when due at a rate per annum equal to the rate described in Section 2.09(c) of the Credit Agreement (whether the Credit Agreement shall still be in effect) in effect on the date such amount becomes due (but never in excess of the maximum nonusurious amount permitted by applicable law).

     SECTION 15. Amendments, Etc.  No amendment or waiver of any provision of
                 ----------------
this Agreement nor consent to any departure by the Company herefrom, shall be effective unless the same is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment to any term of the Intercreditor Agreement which is referenced or incorporated by this Agreement and which affects the rights or obligations of the Company hereunder shall not be binding upon the Company unless consented to in a writing signed by the Company.

     SECTION 16. Addresses for Notices.  All notices, requests, consents,
                 ---------------------
demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered in accordance with the notice delivery provisions of the Deed of Trust. This Section 16 shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Credit Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

     SECTION 17. Limitation of Powers of Collateral Agent.  The Company
                 ----------------------------------------
acknowledges that the powers and discretion granted to or held by the Collateral Agent under this Agreement are subject to the terms of the Intercreditor Agreement, and that the ability of the Collateral Agent to take particular actions under this Agreement may require the consent of one or more of the Bank Agent, the Indenture Trustee, or other representatives of one or more Credit Classes, as defined in the Intercreditor Agreement. The Collateral Agent shall have no liability to the Company under this Agreement for taking or failing to take any action, to the extent such action or failure to take action is consistent with the terms of the Intercreditor Agreement.

     SECTION 18. Security Interest Absolute.  All rights of the Collateral
                 --------------------------
Agent, Bank Agent and Indenture Trustee, and all obligations of the Company hereunder and the security interests hereunder, shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

     (a) any lack of validity or enforceability of the Credit Agreement, the Bank Notes or any of the other Credit Documents or any other agreement or security document relating thereto or executed in connection with or pursuant to any Credit Document;

     (b) any lack of validity or enforceability of the Indenture, the Senior Secured Notes or any of the other Credit Documents or any other agreement or security document relating thereto or executed in connection with or pursuant to any Credit Document;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Bank Notes or any of the other Credit Documents or any other agreement or security document relating thereto or executed in connection with or pursuant to any Credit Document;

     (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or any other amendment or waiver of or any consent to any departure from the Indenture, the Senior Secured Notes or any of the other Credit Documents or any other agreement or security document relating thereto or executed in connection with or pursuant to any Credit Document;

     (e) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

     (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, or any other Person that is a party to any Credit Document in respect of the Obligations.

     SECTION 19. Continuing Security Interest.  This Agreement creates a
                 ----------------------------
continuing security interest in the Collateral and shall (a) remain in full force and effect until the termination of the obligation of the Banks to make loans under the Credit Agreement and the payment in full or defeasance of the Obligations; (b) be binding upon the Company, its successors and assigns; and
(c) inure to the benefit of and be enforceable by the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Collateral Agent may assign or otherwise transfer any of its rights and obligations under this Agreement to any other Person, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the benefits, and bound to any obligations, in respect thereof granted herein or otherwise to, or imposed upon, the Collateral Agent. Upon payment in full or defeasance of the Obligations, and termination of the Banks' obligation to make loans under the Credit Agreement, the Company shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 20. Waiver of Marshalling.  All rights of marshalling of assets of
                 ---------------------
the Company, including any such right with respect to the Collateral, are hereby waived by the Company.

     SECTION 21. Limitation by Law.  All rights, remedies and powers provided in
                 -----------------
this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     SECTION 22. Severability.  The invalidity of any one or more covenants,
                 ------------
phrases, clauses, sentences or paragraphs of this Agreement shall not affect the remaining portions of this Agreement, or any part thereof, and in case of any such invalidity, this Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted.

     SECTION 23. Captions.  The captions in this Agreement have been inserted
                 --------
for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

     SECTION 24. No Waiver; Cumulative Remedies.  No failure on the part of the
                 ------------------------------
Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 25. Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 26. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first above written.

                                        ADVANCED MICRO DEVICES, INC.,
                                        a Delaware corporation


                                        By: /s/ Marvin D. Burkett
                                           ---------------------------------
                                        Name:   Marvin D. Burkett
                                        Title:  Senior Vice President, Chief
                                                Financial and Administrative
                                                Officer and Treasurer

                                        IBJ SCHRODER BANK & TRUST COMPANY,
                                        as Collateral Agent


                                        By: /s/ Thomas J. Bogert
                                           ---------------------------------
                                        Name:   Thomas J. Bogert
                                        Title:  Vice President

                                                           EXHIBIT A-1
                                                           to Security Agreement

                        Fab 25 Site Property Description
                        --------------------------------

The site upon which is located the Debtor's "Fab 25" integrated circuit manufacturing facility, and related support facilities, 5204 East Ben White Blvd., Austin, Texas (or such other address as shall be designated to such property), as more particularly described below:

TRACT 1:   Lot One (1), SUNRIDGE PARK, SECTION TWO, a subdivision in Travis
- -------    County, Texas, according to the map or plat thereof, recorded in
           Volume 77, Pages 118-119 of the Plat Records of Travis County, Texas.

TRACT 2:   Lots Three (3), Four (4), Five (5) and Six (6), Block "A", and Lots
- -------    One (1) and Four (4), Block "B", all in UNIVERSITY BUSINESS PARK,
           a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 85, Pages 52C, 52D and 53A of the Plat Records of Travis County, Texas.

TRACT 3:   Lot One (1), Block One (1), AMD ADDITION, a subdivision in Travis
- -------    County, Texas, according to the map or plat thereof, recorded in
           Volume 92, Pages 92-93 of the Plat Records of Travis County, Texas.

SAVE, LESS AND EXCEPT THEREFROM

A 34.481 acre tract of land out of Lot One (1) SUNRIDGE PARK SECTION 2, a subdivision in Travis County, Texas according to the map or plat thereof, recorded in Volume 77, Pages 118-119 of the Plat Records of Travis County, Texas, more particularly described as follows on the following Exhibit A-2.
                                                               -----------

                                     A-1-1

                                                           EXHIBIT A-2
                                                           to Security Agreement

     The following described real property and the improvements located thereon are expressly excluded and excepted from the Fab 25 Site, and none of the following real property or improvements located thereon shall constitute a part of the Fab 25 Facilities:

           FOR A 34.481-ACRE TRACT OF LAND SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, SAID 34.481-ACRE TRACT BEING A PORTION OF LOT 1 OF "SUNRIDGE PARK, SECTION TWO", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 77, PAGES 118-119 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAID 34.481-ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

           BEGINNING on a 3/4-inch-diameter iron pipe found in the northerly right-of-way line of Ben White Boulevard (right-of-way varies), being the southeasterly corner of Lot A of "Briarton Subdivision", a subdivision of record in Book 72, Page 40 of said Plat Records, being also the southwesterly corner of said Lot 1 of "Sunridge Park, Section Two" and POINT OF BEGINNING hereof;

           THENCE departing the northerly right-of-way line of Ben White Boulevard, in part with the easterly boundary line of said "Briarton Subdivision", in part with the easterly boundary line of a tract of land conveyed to Azur Property Investment U.S.A., Inc. by deed recorded in Volume 8936, Page 289 of the Real Property Records of Travis County, Texas, same being the westerly boundary line of said Lot 1 of "Sunridge Park, Section Two", N31(Degrees)01'17"E for a distance of 788.86 feet to a 1-inch-diameter iron pipe found on an angle point hereof;

           THENCE continuing with the easterly boundary line of said Azur Property Investment U.S.A., Inc. tract, same being the westerly boundary line of said Lot 1, N59(Degrees)34'01"W for a distance of 506.23 feet to a 1/2-inch-diameter iron rod in concrete found, being a southeasterly corner of "Sunridge Park, Section One" a subdivision according to the plat thereof recorded in Book 85, Pages 107B, 107C and 107D, of said Plat Records, being an angle point hereof;

           THENCE with the easterly boundary line of said "Sunridge Park, Section One", continuing with the westerly boundary line of said Lot 1 of "Sunridge Park, Section Two", N31(Degrees)03'00"E (Bearing Basis) for a distance of 1303.59 feet to a 1-inch-diameter iron pipe in concrete found, being on an angle point in said easterly boundary line, same being the most northerly corner of said Lot 1, for the most northerly corner of the herein-described tract;


                                     A-2-1

           THENCE in part with the easterly boundary line of said "Sunridge Park, Section One", the southerly boundary line of Lot 6 of "University Business Park", a subdivision according to the plat thereof recorded in Book 85, Pages 52C, 52D and 53A of said Plat Records and the northerly boundary line of said Lot 1 of "Sunridge Park, Section Two", S58(Degrees)57'53"E, at a distance of
456.12 feet pass an iron rod found, being on an easterly corner of said "Sunridge Park, Section One", same being a southwesterly corner of said Lot 6 of "University Business Park", continuing for a total distance of 732.26 feet to a cotton gin spindle set in asphalt on an angle point hereof;

           THENCE departing the southerly boundary line of said Lot 6 of "University Business Park", through the interior of said Lot 1 of "Sunridge Park, Section Two", the following fourteen (14) courses and distances:

     1) S28(Degrees)25'15"W, for a distance of 67.41 feet to a cotton gin spindle set in asphalt on an angle point hereof;

     2) S59(Degrees)50'45"E, for a distance of 172.50 feet to a PK nail set in concrete on an angle point hereof;

     3) S18(Degrees)39'30"E, for a distance of 333.73 feet to a PK nail set in concrete on an angle point hereof;

     4) S71(Degrees)27'23"W, for a distance of 374.42 feet to a PK nail set in concrete on an angle point hereof;

     5) N52(Degrees)04'12"W, for a distance of 55.03 feet to a PK nail set in concrete on an angle point hereof;

     6) S70(Degrees)25'04"W, for a distance of 201.88 feet to a PK nail set in asphalt on an angle point hereof;

     7) S18(Degrees)47'06"E, for a distance of 207.97 feet to a PK nail set in concrete on an angle point hereof;

     8) S71(Degrees)22'55"W, for a distance of 88.20 feet to a cotton gin spindle set in asphalt on an angle point hereof;

     9) S18(Degrees)59'15"E, for a distance of 68.88 feet to punch hole set in a concrete gutter on an angle point hereof;

                                     A-2-2

    10) S70(Degrees)47'24"W, for a distance of 243.96 feet to a 1/2-inch-diameter iron rod with Baker-Aicklen cap set on an angle point hereof;

    11) S18(Degrees)31'43"E, for a distance of 456.56 feet to a cotton gin spindle set in asphalt on an angle point hereof;

    12) N81(Degrees)16'37"W, for a distance of 88.07 feet to a cotton gin spindle set in asphalt on the point of curvature of a non-tangent curve to the left, from which the radius point of said curve bears S04(Degrees)43'15"W, a distance of 325.45 feet;

    13) with the arc of said non-tangent curve to the left, having a radius of 325.45 feet, and interior angle of 22(Degrees)54'28", an arc length of 130.12 feet and a chord which bears S83(Degrees)16'01"W for a distance of 129.26 feet to a cotton gin spindle set in asphalt on an angle point hereof;

    14) S09(Degrees)28'45"W, for a distance of 368.38 feet to a 1/2-inch-diameter iron rod with a Baker-Aicklen cap set on a point in the aforementioned northerly right-of-way line of Ben White Boulevard, being also the southerly boundary line of said Lot 1, from which a 1/2-inch-diameter iron rod with Baker-Aiklen cap set on a point being the southeasterly corner of said Lot 1 of "Sunridge Park, Section Two", bears S78(Degrees)29'31"E a distance of 267.25 feet;

           THENCE with said northerly right-of-way line, same being the southerly boundary line of said Lot 1 of "Sunridge Park, Section Two", the following two (2) courses and distances:

     1) N78(Degrees)29'31"W, for a distance of 264.94 feet to a concrete highway right-of-way marker found on an angle point hereof;

     2) N78(Degrees)30'31"W, for a distance of 295.85 feet to the POINT OF BEGINNING and containing 34.481 acres of land.

                                     A-2-3

                                                           Schedule 1
                                                           to Security Agreement


                              Specified Contracts
                              -------------------


1. Product Supply and Operating Agreement, dated as of June 1, 1995, between the Company and Air Products and Chemicals, Inc. ("APCI") (relating to
                                                        ----
     supply of argon, hydrogen, helium and nitrogen (hauled in liquid) to the Company's microchip fabrication facilities known as "Fab 10," "Fab 14," "Fab 15" and "Fab 25").

2. Product Supply Agreement, dated as of July 1, 1994, between the Company and APCI (relating to supply of nitrogen and oxygen to Fab 10, Fab 14, Fab 15 and Fab 25).

3. Air Rights Lease Agreement, dated as of July 1, 1994, between the Company and APCI.

                                                           Schedule 2
                                                           to Security Agreement


                                   Locations
                                   ---------


The Company's chief executive office:

     Advanced Micro Devices, Inc.
     One AMD Place
     Sunnyvale, CA  94086

Other California locations:

     Advanced Micro Devices, Inc.
     1160 Kern
     Sunnyvale, CA  94086

     Advanced Micro Devices, Inc.
     915 DeGuigne Drive
     Sunnyvale, CA  94086

     Advanced Micro Devices, Inc.
     3625 Peterson Way
     Santa Clara, CA  95051

Location of Fab 25 Site:

     Advanced Micro Devices, Inc.
     5204 East Ben White Boulevard
     Austin, TX  78741

Other Texas locations:

     Advanced Micro Devices, Inc.
     5501 East Oltorf
     Austin, TX  78741

     Advanced Micro Devices, Inc.
     5240 East Ben White Boulevard
     Austin, TX  78741